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                                                                    Exhibit 23.5




                         Consent of John J. Hogan, Jr.


         I hereby consent to the reference to me as a nominee to be elected to the Board of Directors of EMCORE Corporation, and I hereby approve the description of my professional biography included under the caption "Management" in the Registration Statement on Form S-3 of EMCORE Corporation.




                                                       John J. Hogan, Jr.



February 4, 1999